                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-4 of (1) our report dated February 4, 2003 relating to the financial statements of Separate Account Nos. 195, 197 and 198 of The Equitable Life Assurance Society of the United States for the year ended December 31, 2002 and (2) our report dated February 4, 2003 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the years ended December 31, 2002 and 2001. We also consent to the references to us under the headings "Selected Financial Data and Condensed Financial Information" and "About Our Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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New York, New York
April 25, 2003